Exhibit 2.2 (1) JOUNCE THERAPEUTICS, INC. (2) REDX PHARMA PLC CO-OPERATION AGREEMENT COOLEY (UK) LLP, 22 BISHOPSGATE, LONDON EC2N 4BQ, UK T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

CONTENTS Clause Page 1. Definitions and interpretation .................................................................................................... 1 2. Publication of the Announcement and the terms of the Transaction ........................................ 7 3. Undertakings in relation to satisfaction of the Conditions ......................................................... 8 4. Scheme Document .................................................................................................................... 9 5. Jounce public documents and shareholder approval ............................................................. 10 6. CVR Agreement ...................................................................................................................... 11 7. Commercially sensitive information ........................................................................................ 11 8. Redmile Merger and Shareholder Structuring ........................................................................ 11 9. Conduct of business ................................................................................................................ 11 10. Employees, share plans and Tax reporting ............................................................................ 13 11. Directors’ and officers’ insurance ............................................................................................ 14 12. Code obligations ..................................................................................................................... 14 13. Employee Benefit Matters ....................................................................................................... 15 14. Termination ............................................................................................................................. 15 15. Representations and warranties ............................................................................................. 17 16. Miscellaneous ......................................................................................................................... 17 17. Notices .................................................................................................................................... 19 18. Governing law and jurisdiction ................................................................................................ 20 The Schedule ....................................................................................................................................... 22 1. Redx Share Plans ................................................................................................................... 22 2. Jounce Share Plans ................................................................................................................ 23 3. Employment ............................................................................................................................ 25 CVR Agreement ................................................................................................................................... 26 Agreed Form Documents 1. The Announcement 2. The CVR Agreement 3. The Directors’ resignation letters

THIS AGREEMENT is made on 23 February 2023 BETWEEN: (1) JOUNCE THERAPEUTICS, INC. incorporated in Delaware under number 5128144 whose registered office is at 780 Memorial Drive, Cambridge, Massachusetts, 02139 (“Jounce”); and (2) REDX PHARMA PLC incorporated in England and Wales under number 07368089 whose registered office is at Block 33 Mereside, Alderley Park, Macclesfield, England, SK10 4TG (“Redx”), (each a “Party” and collectively, the “Parties”). RECITALS: (A) Jounce and Redx propose to announce a recommended all-share combination pursuant to Rule 2.7 of the Code (the “Transaction”). (B) The Transaction will be made on the terms and subject to the Conditions set out in the Announcement and this Agreement. (C) It is intended that the Transaction will be effected by means of a scheme of arrangement of Redx pursuant to Part 26 of the CA 2006 (“Scheme”) and the Redmile Merger and any similar merger transactions entered into with Electing Merger Participants. (D) The Parties have agreed to take certain steps to effect the completion of the Transaction and wish to enter into this Agreement to record their respective obligations relating to such matters. THE PARTIES AGREE: 1. Definitions and interpretation 1.1 In this Agreement: “Announcement” means the press release in the agreed form detailing the terms and conditions of the Transaction to be made pursuant to Rule 2.7 of the Code; “Business Day” means a day (other than Saturdays, Sundays and public holidays in the UK and US) on which banks are open for business in London, England and Boston, Massachusetts; “CA 2006” means the Companies Act 2006; “Clearances” means any approvals, consents, clearances, permissions, confirmations, comfort letters and waivers that may need to be obtained and waiting periods that may need to have expired, from or under any of the laws, regulations or practices applied by any Relevant Authority (or under any agreements or arrangements to which any Relevant Authority is a party), in each case that are necessary and/or expedient to satisfy one or more of the Regulatory Conditions; “Code” means the City Code on Takeovers and Mergers;

“Competing Proposal for Jounce” means: (a) an offer (including a partial, exchange or tender offer), merger, acquisition, dual-listed structure, scheme of arrangement and/or business combination (or the announcement of a firm intention to do the same), the purpose of which is to acquire 20% or more of the issued or to be issued ordinary share capital of Jounce (when aggregated with the shares already held by the competing offeror and any person acting in concert with the competing offeror) or any arrangement or series of arrangements which results in any party acquiring ‘control’ (as defined in the Code) of Jounce; (b) the acquisition of all or a significant proportion (being 20% or more) of the business, assets and/or undertakings of the Jounce Group and/or its value taken as a whole; (c) a demerger, any material reorganisation and/or liquidation involving the Jounce Group or a significant portion (being 20% or more) of it taken as a whole; or (d) any other transaction which would be alternative to, or inconsistent with, or would be reasonably likely materially to preclude, impede or delay or prejudice the implementation of the Transaction including any licensing transaction, in each case which is not effected by Redx (or a person acting in concert with Redx), whether implemented in a single transaction or a series of transactions and whether conditional or not. Notwithstanding the foregoing, a Competing Proposal for Jounce shall not include the entry into the Redmile Merger Agreement, any merger agreement with an Electing Merger Participant or the taking of any steps pursuant to the Redmile Merger or any merger with an Electing Merger Participant; “Competing Proposal for Redx” means: (a) an offer (including a partial, exchange or tender offer), merger, acquisition, dual-listed structure, scheme of arrangement and/or business combination (or the announcement of a firm intention to do the same), the purpose of which is to acquire 20% or more of the issued or to be issued ordinary share capital of Redx (when aggregated with the shares already held by the competing offeror and any person acting in concert with the competing offeror) or any arrangement or series of arrangements which results in any party acquiring ‘control’ (as defined in the Code) of Redx; (b) the acquisition of all or a significant proportion (being 20% or more) of the business, assets and/or undertakings of the Redx Group and/or its value taken as a whole; (c) a demerger, any material reorganisation and/or liquidation involving the Redx Group or a significant portion (being 20% or more) of it taken as a whole; or (d) any other transaction which would be alternative to, or inconsistent with, or would be reasonably likely materially to preclude, impede or delay or prejudice the implementation of the Transaction including any licensing transaction, in each case which is not effected by Jounce (or a person acting in concert with Jounce), whether implemented in a single transaction or a series of transactions and whether conditional or not;

“Conditions” means the terms and conditions to the implementation of the Scheme as set out in the Announcement, as may be amended by Jounce with the consent of the Panel (and, for so long as the Scheme is unanimously recommended by the board of directors of Redx Board, with the consent of Redx); “Confidentiality Agreement” means the mutual confidentiality agreement between Jounce and Redx dated 14 January 2023; “Court” means the High Court of Justice in England and Wales; “Court Meeting” means the meeting of holders of Redx Shares participating in the Scheme convened by direction of the Court pursuant to section 896 of the CA 2006 to consider and, if thought fit, approve the Scheme, including any adjournment, postponement or reconvention of such meeting; “Court Order” means the order of the Court sanctioning the Scheme under section 899 of CA 2006; “CVR Agreement” means the contingent value rights agreement to be entered into by Jounce in substantially the form attached in Appendix I hereto, with such changes as mutually agreed by the parties, acting reasonably; “Effective Date” means the date upon which the Scheme becomes effective in accordance with its terms; “Electing Merger Participants” has the meaning given in the Announcement; “FCA” means the Financial Conduct Authority of the UK, the statutory regulator under FSMA 2000; “FSMA 2000” means the Financial Services and Markets Act 2000, as amended; “HMRC” His Majesty’s Revenue & Customs in the UK; “Instrument of Transfer” has the meaning given to it in clause 4.3; “Interim Jounce Employee Plan” means that certain Schedule provided by Jounce to Redx on or prior to the date hereof in a form approved by Redx setting forth certain employment actions that Jounce may take prior to the Effective Date. “IRC” means the United States Internal Revenue Code of 1986, as amended; “Jounce Adverse Recommendation Change” means: (a) any failure to include the Jounce Board Recommendation in the Jounce Proxy Statement; (b) any announcement by Jounce that it will not file the Jounce Proxy Statement with the SEC and/or convene the Jounce Special Meeting; or (c) any withdrawal or qualification of the Jounce Board Recommendation; “Jounce Board” means the board of directors of Jounce from time to time;

“Jounce Board Recommendation” means a unanimous recommendation from the Jounce Board that the Jounce Shareholders vote in favour of the Jounce Resolutions at the Jounce Special Meeting; “Jounce Group” means Jounce and its subsidiary undertakings; “Jounce Proxy Statement” means the proxy statement to be filed with the SEC and dispatched to the Jounce Shareholders in connection with the Transaction and convening the Jounce Special Meeting; “Jounce Resolutions” the resolutions to be put to Jounce Shareholders at the Jounce Special Meeting in due course in connection with the Transaction; “Jounce Shareholders” means the holders of Jounce Shares from time to time; “Jounce Shares” means the common stock par value $0.001 in the capital of Jounce; “Jounce Share Plans” means collectively, (i) the Jounce Therapeutics, Inc. 2017 Stock Option and Incentive Plan and (ii) the Jounce Therapeutics, Inc. 2013 Stock Option and Grant Plan, (iii) the Jounce Therapeutics, Inc. Employee Stock Purchase Plan, in each case, as may be amended from time to time, and (iv) any inducement award providing for an option to purchase Jounce Shares; “Jounce Special Meeting” means the special meeting of the Jounce Shareholders (and any adjournment thereof) to be convened for the purpose of considering, and, if thought fit, approving, the Jounce Resolutions; “Long Stop Date” means 31 July 2023 or such later date as may be agreed in writing by Jounce and Redx (with the Panel’s consent and as the Court may approve (if such approval is required)); “Mergers” means the Redmile Merger and any similar merger transactions entered into with Electing Merger Participants; “Nasdaq” means the Nasdaq Global Select Market; “New Shares” means the common stock in the capital of Jounce to be issued to the Redx Shareholders as part of the consideration for the Transaction; “Panel” means the UK Panel on Takeovers and Mergers; “Redmile Merger” means the merger transaction between RM3 and Jounce and its affiliates to be effected pursuant to the Redmile Merger Agreement; “Redmile Merger Agreement” means the merger agreement between RM3, Jounce and a wholly-owned affiliate of Jounce dated on or around the date of this Agreement in respect of the Redmile Merger; “Redx Adverse Recommendation Change” means: (a) any failure to include the Redx Board Recommendation in the Scheme Document; (b) except as contemplated in this Agreement, any announcement by Redx that it will not convene the Court Meeting or the Redx General Meeting and/or will not apply to the Court to sanction the Scheme; or (c) any withdrawal or qualification of the Redx Board Recommendation; “Redx Board” means the board of directors of Redx from time to time; “Redx Board Recommendation” means a unanimous recommendation from the Redx Directors to Redx Shareholders in respect of the Transaction to vote in favour of the shareholder resolutions at the Redx General Meeting and the Court Meeting; “Redx General Meeting” means the general meeting of the Redx shareholders (and any adjournment thereof) to be convened in connection with the Scheme for the purpose of considering and, if thought fit, approving, the shareholder resolutions necessary to enable Jounce to implement the Transaction; “Redx Group” means Redx and its subsidiary undertakings; “Redx In the Money Options” means Redx Options granted under the Redx Share Plans with an exercise price per Redx share equal to or less than the value of the New Shares receivable by a Redx Shareholder in respect of one Redx Share as consideration for the Transaction on the Effective Date; “Redx Out of the Money Options” means Redx Options granted under the Redx Share Plans other than the Redx In the Money Options; “Redx Shareholders” means the holders of Redx Shares from time to time; “Redx Share Plans” means collectively (i) Non-Plan Share Option Grant Notices attaching Non-Plan Option Agreement entered into between Redx and Mr Collum in respect of options to acquire a total of 2,700,000 Redx Shares; (ii) the Redx Directors Share Option Scheme adopted by the Redx Board on 30 June 2021; (iii) the Redx All Employee Share Option Scheme adopted by the Redx Board on 25 June 2020; and (iv) the Redx Enterprise Management Incentive Scheme adopted by the Redx Board on 13 March 2015; “Redx Shares” means the ordinary shares of £0.01 each in the capital of Redx; “Regulatory Conditions” means the Conditions set out in paragraphs 3(c) to 3(f) (inclusive) of Appendix 1 to the Announcement; “Regulatory Information Service” means any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements; “Relevant Authority” means any central bank, ministry, governmental, quasi-governmental (including the European Union), supranational, statutory, regulatory or investigative body or authority (including any national or supranational anti-trust or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any jurisdiction;

“RM3” means RM Special Holdings 3, LLC; “Scheme” has the meaning given in recital (C); “Scheme Court Hearing” means the hearing by the Court to sanction the Scheme; “Scheme Document” means the circular in respect of the Scheme addressed to, among others, Redx Shareholders containing, among other things, a copy of the Scheme and the notice of the Court Meeting and the Redx General Meeting; “SEC” means the U.S. Securities and Exchange Commission; “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder; “subsidiary undertaking” means a ‘subsidiary undertaking’ as defined by section 1162 and Schedule 7 of the CA 2006; “Taxation” or “Tax” means all forms of taxation whenever created or imposed and whether of the United Kingdom or elsewhere, and without prejudice to the generality of the foregoing, includes income tax, capital gains tax, corporation tax, advance corporation tax, stamp duty, stamp duty land tax, stamp duty reserve tax, withholding tax, rates, value added tax, sales tax, customs and excise duties, inheritance tax, national insurance contributions and any other taxes, levies, contributions, duties or imposts similar to, replaced by or replacing any of them and all penalties, charges, fines and interest included in or relating to any tax assessment therefor, regardless of to whom any such taxes, penalties, charges and fines are, and any interest is, directly or indirectly chargeable or attributable or primarily chargeable or attributable; “Transaction” has the meaning given in recital (A); and “Treasury Regulations” means the regulations promulgated under the IRC. 1.2 In this Agreement: (a) a reference to ‘this Agreement’ includes its Schedules, which form part of this Agreement; (b) a reference to ‘this Agreement’, any specified clause in this Agreement, any other document or any specified clause in any other document is to this Agreement, that document or the specified clause in all cases as duly varied or novated from time to time in accordance with its terms; (c) a reference to a ‘clause’, Schedule or appendix is to a clause, schedule or appendix to this Agreement and a reference in a Schedule to a ‘paragraph’ or a ‘part’ is a reference to a paragraph or part of the relevant Schedule; (d) a reference to a Party includes that Party’s personal representatives, successors and permitted assigns; (e) a reference to a ‘person’ includes a natural person, corporate or unincorporated body (in each case whether or not having separate legal personality);

(f) a reference to a gender includes each other gender; (g) words in the singular include the plural and vice versa; (h) any time or date shall be construed as a reference to the time or date prevailing in England; (i) any words that follow ‘include’, ‘includes’, ‘including’, ‘in particular’ or any similar words and expressions shall be construed as illustrative only and shall not limit the sense of any word, phrase, term, definition or description preceding those words; (j) a reference to any books, records or other information includes any such information recorded or held in hard copy form, electronically, magnetically, on film, on microfilm or any other form; (k) a reference to ‘writing’ or ‘written’ includes any method of reproducing words in a legible and non-transitory form; (l) a reference to any legislation or legislative provision is a reference to it as amended, extended, re-enacted or consolidated from time to time except to the extent that (other than in respect to any Tax legislation or legislative provision) any such amendment, extension or re-enactment would increase or alter the liability of a Party under this Agreement; (m) a reference to legislation (including retained direct EU legislation) includes all subordinate legislation made from time to time under that legislation or which amends such legislation; and (n) a reference to ‘agreed form’ means a document in a form agreed between the Parties prior to or as at the date of this Agreement and where such document is not entered into on the date of this Agreement, with such amendments as the Parties may subsequently agree. 2. Publication of the Announcement and the terms of the Transaction 2.1 The obligations of the Parties under this Agreement, other than this clause 2.1 and clauses 16 to 18 (inclusive), shall be conditional on the release of the Announcement via a Regulatory Information Service at or before 7.30 am on the date of this Agreement, or such other time and date as the Parties may agree (and, where required by the Code, approved by the Panel). 2.2 The terms of the Transaction shall be as set out in the Announcement, together with such other terms as may be agreed by the Parties in writing (save in the case of an improvement for Redx Shareholders to the terms of the Transaction, which will be at the absolute discretion of Jounce) and, where required by the Code, approved by the Panel. The terms of the Transaction at the date of posting of the Scheme Document shall be set out in the Scheme Document.

3. Undertakings in relation to satisfaction of the Conditions 3.1 Jounce shall use its reasonable endeavours to secure the Clearances and satisfy the Regulatory Conditions as soon as is reasonably practicable and, in any event, by the Long Stop Date. 3.2 Jounce and Redx shall co-operate with each other in good faith and, subject to clause 7, provide each other with all reasonable information, assistance and access in a timely manner in order to allow Jounce, or Jounce and Redx jointly, or Redx, as may be required, to make any filings with the Relevant Authorities as are necessary in connection with the Clearances, taking into account all applicable waiting periods and to ensure that all information necessary for the making of (or responding to any requests for further information consequent upon) any such filings (including draft versions) is supplied accurately and promptly. 3.3 Jounce shall be responsible for determining the strategy for obtaining the Clearances and (except where Redx is required by law to do so) contacting and corresponding with the Relevant Authorities in relation to such Clearances. To the extent that Redx is contacted by a Relevant Authority, it shall permit Jounce to respond to that Relevant Authority (unless Redx is required by law to provide the response). 3.4 Without prejudice to the generality of clause 3.2, and except to the extent that to do so is prohibited by law: (a) Jounce, or Jounce and Redx jointly, or Redx, as may be required, will submit a notification to each Relevant Authority as soon as is reasonably practicable after the signing of this Agreement and within any applicable mandatory time periods where it is necessary or expedient to do so to obtain the Clearances; (b) Jounce and Redx shall closely co-operate in the preparation of all such filings referred to in this clause 3 and in relation to the preparation of any other submissions, material correspondence or material communications to any Relevant Authority in connection with the Clearances; (c) subject to clause 7, each Party shall provide, or procure the provision of, draft copies of all filings, submissions, material correspondence and material communications intended to be sent to any Relevant Authority in relation to obtaining any Clearances to the other Party and its legal advisers at such time as will allow the receiving Party a reasonable opportunity to provide comments on such filings, submissions, correspondence and communications before they are submitted, sent or made and each Party shall provide the other Party with copies of all such filings, submissions, material correspondence and material communications in the form finally submitted or sent (including, in the case of non-written communications, reasonably detailed summaries of material non-written communications); (d) each Party shall have regard in good faith to comments made in a timely manner by the other Party on draft copies of filings, submissions, material correspondence and material communications provided pursuant to clause 3.4(c); (e) each Party shall notify each other, and provide copies (including, in the case of non- written communications, reasonably detailed summaries of material non-written communications), in a timely manner of any material communication or material correspondence from any Relevant Authority in relation to obtaining any Clearance. Each Party further agrees to keep the other Party reasonably informed as to the progress of any notification submitted pursuant to clause 3.4(a) and shall reasonably consider requests by the other Party or its advisers to attend all meetings or material calls with any Relevant Authority or other persons or bodies (unless prohibited by the Relevant Authority, applicable law or other person or body or where commercially sensitive information is likely to be discussed at such meetings or on such calls) relating to obtaining any Clearance and requests to make oral submissions at such meetings or calls; and (f) where reasonably requested by a Party, and insofar as permitted by the Relevant Authority, the other Party shall make available appropriate representatives for meetings and calls with any Relevant Authority in connection with the obtaining of any Clearances. 3.5 Each Party undertakes to keep the other informed promptly of developments which are material or reasonably likely to be material to the obtaining of a Clearance and the satisfaction of the Regulatory Conditions. 4. Scheme Document 4.1 Jounce agrees to provide promptly to Redx all such information about itself, its directors and the Jounce Group (including any information required under applicable law or the Code regarding the intentions of Jounce, quantified financial benefits statements and any public reports required by the Code on quantified financial benefits statements) as may be reasonably requested and which is required for the purpose of inclusion in the Scheme Document and to provide all other assistance and access which may be reasonably required for the preparation of the Scheme Document and any other document required by applicable law or under the Code to be published in connection with the Scheme, including access to, and ensuring that reasonable assistance is provided by, its professional advisers. 4.2 Jounce shall procure that its directors accept responsibility for all of the information in the Scheme Document relating to themselves (and members of their immediate families, related trusts and persons connected with them), the Jounce Group, the financing of the Transaction, any statements of the opinion, belief or expectation of the directors of Jounce in relation to the Transaction or the enlarged group of Jounce following the completion of the Transaction (the “Enlarged Group”) and any other information in the Scheme Document for which an offeror is required to accept responsibility. 4.3 Jounce agrees that the transfer of Redx Shares to Jounce pursuant to the Scheme shall be effected by means of a form of transfer or other instrument or instruction or document of transfer specified in the Scheme Document (“Instrument of Transfer”), and, in order to give effect to such acquisition, any person may be appointed by Redx, as attorney and/or agent and shall be authorised pursuant to the Scheme as such attorney and/or agent on behalf of any relevant Redx Shareholder(s) to execute and deliver (as transferor) an Instrument of Transfer. 4.4 Jounce shall use all reasonable endeavours to procure that the Court Order shall not be subject to United Kingdom stamp duty or stamp duty reserve tax that may be payable in connection with the transfer of Redx Shares to Jounce pursuant to the Scheme and shall, as soon as reasonably practicable after the date of this Agreement and in any event, at least 10 Business Days prior to the Scheme Court Hearing, submit a clearance application to HMRC seeking confirmation that the Court Order shall not be subject to United Kingdom stamp duty or stamp duty reserve tax on the basis that the Court Order will not be the principal instrument of transfer (and in connection therewith, provide an undertaking to His Majesty’s Revenue & Customs that Jounce will pay all applicable UK stamp duty (if any) on the Instrument of Transfer). Jounce shall provide a draft of any correspondence proposed to be submitted to HMRC in respect of such obligation to Redx for comment at least three Business Days prior to submission and incorporate all reasonable comments made by Redx and shall promptly provide Redx with copies of all correspondence received from HMRC in respect of the same. 5. Jounce public documents and shareholder approval 5.1 Jounce shall provide, or procure the provision of, working draft copies of the Jounce Proxy Statement to Redx (and/ or its advisers) at such time as will allow Redx (and/or its advisers) reasonable notice of, and reasonable opportunity to review and comment on, such drafts and Jounce (and/or its advisers) shall in good faith consider all comments reasonably and promptly proposed by Redx (and/or its advisers) before such drafts are submitted or sent to the SEC or any other Relevant Authority or published in final form and, where practicable, Jounce shall promptly notify Redx (and/or its advisers) of any material comments received from the SEC or any other Relevant Authority in relation to the Jounce Proxy Statement. 5.2 The Jounce Proxy Statement shall contain the Jounce Board Recommendation, unless the Jounce Board has determined in good faith that including an Jounce Board Recommendation would reasonably be expected to be inconsistent with any of the respective fiduciary duties of Jounce’s directors. 5.3 Redx agrees to provide promptly to Jounce, to the standard that is required for Jounce to meet its obligations in relation to applicable law, the relevant SEC rules, regulations and stock exchange requirements, such information about itself, its directors and the Redx Group as may be reasonably requested and which is required for the purpose of inclusion in the Jounce Proxy Statement and to provide all other assistance and access which may be reasonably required for the preparation of the Jounce Proxy Statement, including access to, and ensuring that reasonable assistance is provided by, its professional advisers, or in response to SEC commentary or queries. 5.4 Jounce shall use reasonable endeavours to ensure that the Jounce Proxy Statement is filed with the SEC in accordance with the timetable agreed between the Parties in writing from time to time and shall convene the Jounce Special Meeting for the same date as the Court Meeting and the Redx General Meeting (or such later date as may be agreed by both Parties in writing). 5.5 After the posting of the Jounce Proxy Statement and before the Jounce Special Meeting, Jounce shall keep Redx informed, on a regular basis (and, in addition, as soon as reasonably practicable following a request from Redx), of the number and content of proxy votes received in respect of the Jounce Resolutions. 5.6 Subject to the approval of the Jounce Resolutions at the Jounce Special Meeting and the Scheme becoming effective in accordance with its terms, Jounce shall use all reasonable endeavours to cause all New Shares to be issued to the Redx Shareholders pursuant to the Transaction to be approved for listing on Nasdaq in accordance with the timetable and terms set out in the Announcement. 5.7 Jounce shall use reasonable endeavours to cause all New Shares which are to be issued to the Redx Shareholders upon the Scheme becoming effective to be issued in reliance on the exemption from the registration requirements of the Securities Act provided by section 3(a)(10) thereof or other applicable and available registration exemptions pursuant to the Securities Act, as agreed to between Jounce and Redx. 6. CVR Agreement 6.1 Jounce shall identify and appoint a third party rights agent and holder representative for the purposes of the CVR Agreement (the “Rights Agent”) and ensure that such Rights Agent is engaged as soon as reasonably practicable following the date of this Agreement and prior to the circulation of the Scheme Document. 6.2 Jounce shall deliver a duly executed CVR Agreement prior to or on completion of the Transaction. 7. Commercially sensitive information Nothing in this Agreement shall require any Party to provide or disclose to the other Parties or any of their respective advisers, any information: 7.1 that is commercially or competitively sensitive and has not previously been disclosed to the other Parties; 7.2 in circumstances that would result in the loss or waiver of any privilege that subsists in relation to such information (including legal privilege); or 7.3 in circumstances that would result in that Party being in breach of a material contractual obligation, and any such information shall be provided or disclosed to the other Parties’ legal counsel (and to the extent reasonably necessary, its other advisers) on an ‘external advisers only’ basis (in accordance with the requirements of Practice Statement No. 30 published by the Panel), with a non-confidential version of any relevant filing, notification, submission or communication being provided to the other Parties. 8. Redmile Merger and Shareholder Structuring Jounce shall take all steps required in order to diligence and implement a bona fide request from an eligible Redx Shareholder to transfer its shares in Redx to Jounce via a merger structure as set out in further detail at and required pursuant to paragraph 5 of the Announcement. 9. Conduct of business 9.1 Subject to clause 9.2 and/or 9.3 or pursuant to the Jounce Share Plans and the award agreements thereunder as in effect on the date hereof, except as expressly contemplated by this Agreement (including but not limited to clause 6 and the Interim Jounce Employee Plan) or the Announcement, as consented to in writing by Redx and the Majority Holder(s) (as such term is defined under the Merger Agreements) or as required by applicable law or regulation, prior to the earlier of (i) the Effective Date; or (ii) a Redx Adverse Recommendation Change, Jounce shall not, and shall procure that no member of the Jounce Group shall: (a) authorise or pay any dividends on or make any distribution in cash or otherwise with respect to its shares, except that it may pay dividends and other distributions with respect to a record date after the Effective Date (so that if the Transaction is completed, the New Shares rank for participation in such dividends and other distributions rateably and equally with all other New Shares then in issue); (b) allot or issue any shares or any securities convertible into or exchangeable for any shares, or grant any rights, warrants or options to acquire any such shares or any such securities other than with respect to the issuance of Jounce Shares upon the exercise or vesting of equity awards under the Jounce Share Plans that are outstanding on the date hereof; (c) consolidate, subdivide or reclassify any of its shares, in any manner that would have an adverse impact on the value of the New Shares; (d) directly or indirectly, repurchase, redeem or otherwise acquire, cancel or reduce, any of its shares or any rights, warrants or options to acquire such shares, it being expressly agreed that Jounce may take actions (including accelerating vesting) with respect to outstanding restricted stock unit awards under the Jounce Share Plans pursuant to the terms of any contract, arrangement, or agreement in place as of the date hereof; (e) adopt a plan of complete or partial liquidation or dissolution of Jounce; (f) extend any offers of employment or consultancy or engage any new employees or consultants or materially change the terms, remuneration or benefits of any existing employee or consultant; provided that Jounce (i) shall, ahead of the Effective Date, implement the terminations of employment discussed with and on the terms and conditions disclosed to Redx prior to the date of this Agreement as set out in the Interim Jounce Employee Plan and (ii) may request services under consultancy agreements as provided for and subject to the conditions set out in the Interim Jounce Employee Plan; (g) amend its constitutional documents in any manner that would have a material adverse impact on the value of the New Shares; or (h) agree or commit to do any of the foregoing. 9.2 The restrictions contained in clauses 9.1(a) to 9.1(d) shall not apply to any transaction or arrangement between, one member of the Jounce Group and another member of the Jounce Group, in each case including Jounce. 9.3 The restrictions contained in clause 9 shall not apply to any distribution of those rights issued pursuant to the CVR Agreement.

9.4 Jounce further agrees to provide Redx with all such assistance as is reasonably requested by Redx following the date of the Announcement up to completion of the Transaction to enable Redx to prepare for the integration of Jounce and Redx, subject in all cases to applicable law, including but not limited to: (i) granting representatives of Redx reasonable access to Jounce executives and personnel; and (ii) requesting services from the consultants that are engaged by Jounce following a request from Redx. 10. Employees, share plans and Tax reporting 10.1 The Parties agree that the provisions of the Schedule to this Agreement shall apply with respect to the Redx Share Plans and the Jounce Share Plans. 10.2 Redx and Jounce agree the timetable for the Transaction’s implementation shall be fixed so as to enable any relevant Redx Options which provide for exercise and/or vesting on or before the sanction of the Scheme by the Court to be exercised or vest in sufficient time to enable the resulting Redx Shares to be bound by the Scheme on the same terms as the Redx Shares held by the Redx Shareholder. 10.3 It is the intention of the Parties that, for U.S. federal income tax purposes: (i) the Redmile Merger will constitute an integrated transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the IRC, (ii) the share for share exchange occurring pursuant to the Scheme will qualify as a “reorganization” within the meaning of Section 368(a) of the IRC and (iii) each of the Redmile Merger Agreement (with respect to the reorganization described in sub-clause (i)) and the Scheme (with respect to the reorganization described in sub-clause (ii)), respectively, constitutes a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations (clauses (i), (ii) and (iii), collectively, the “Intended Tax Treatment”). Unless otherwise required by a “determination” within the meaning of Section 1313(a) of the IRC (or a similar determination under applicable state or local Law), the Parties shall file all U.S. federal, state and local tax returns in a manner consistent with the Intended Tax Treatment, and no Party shall take or cause another to take a position or action inconsistent with such treatment, or fail to take, or knowingly fail to cause another to take, a position or action, where the failure to take such position or action is inconsistent with such treatment. 10.4 Each Party intends to adopt this Agreement as a plan of reorganization within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the Treasury Regulations. The Parties also agree and intend that the Redmile Merger and the share for share exchange occurring pursuant to the Scheme constitute an integrated acquisition of the stock of Redx solely for voting stock of Jounce in a series of transactions taking place over a relatively short period of time, as described in Section 1.368-2(c) of the Treasury Regulations. 10.5 It is the intention of the Parties that the Scheme will include a statement reflecting that the parties adopt the Scheme as a “plan of reorganization” as contemplated by clauses 10.3 and 10.4. 10.6 Jounce shall only be entitled to deduct and withhold from the delivery of any consideration deliverable to the Redx Shareholders for the Redx Shares such Tax amounts as may be required to be deducted or withheld therefrom under any applicable law. Jounce shall seek to make payment arrangements in respect of the settlement of such consideration (including through the use of appropriate agents), that will, to the extent legally possible, minimise both the amount of, and the administrative burdens associated with, such deduction or withholding. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts would otherwise have been paid. Any amount deducted or withheld by Jounce under this clause 10.6 will be remitted to the Relevant Authority within the time limits imposed by applicable law. 10.7 Redx Shareholders will not receive any consideration for the Redx shares other than the New Shares and the consideration for the Redmile Merger is limited to New Shares. Any amount deducted or withheld pursuant to clause 10.6 shall be treated for United States federal income tax purposes as the delivery of New Shares to the person with respect to whom such deduction or withholding has been required, which New Shares are then used to satisfy such a deduction or withholding obligation not as a payment of cash or cash equivalents to or on behalf of the payee to satisfy such obligations. 11. Directors’ and officers’ insurance 11.1 If and to the extent such obligations are permitted by law, for six years after the Effective Date, Jounce shall procure that the members of the Redx Group and the Jounce Group honour and fulfil their respective obligations (if any) existing as at the date of this Agreement to indemnify their respective directors and officers and to advance expenses, in each case with respect to matters existing or occurring at or prior to the Effective Date. 11.2 With effect from completion of the Transaction, Jounce shall procure the provision of directors’ and officers’ liability insurance cover for both current and former directors and officers of the Redx Group and the Jounce Group, including directors and officers who retire or whose employment is terminated as a result of the Transaction, for acts and omissions up to and including the Effective Date, in the form of runoff cover for a period of six years following the Effective Date (provided the cost of such cover does not exceed three times (3x) the cost of the annual premium for existing directors’ and officers’ insurance cover in place in the Redx Group or the Jounce Group (as the case may be) as at the date of this Agreement). Such insurance cover shall be with reputable insurers and provide cover, in terms of amount and breadth, at least as much as that provided under the Redx Group’s and/or the Jounce Group’s (as the case may be) directors’ and officers’ liability insurance as at the date of this Agreement, or if the cost would exceed said three times (3x), as much as can be purchased for three times (3x). 11.3 With effect from completion of the Transaction, Jounce shall make its reasonable commercial efforts to receive resignation letters as applicable in the agreed form from any of its directors that will no longer serve in any such capacity in Jounce following and as a result of the Transaction. 12. Code obligations 12.1 Nothing in this Agreement shall in any way limit the Parties’ obligations under the Code, and any uncontested rulings of the Panel as to the application of the Code in conflict with the terms of this Agreement shall take precedence over such terms. 12.2 The Parties agree that if the Panel determines that any provision of this Agreement that requires Redx to take or not to take any action, whether as a direct obligation or as a condition to any other person’s obligation (however expressed), is not permitted by Rule 21.1 of the Code, that provision shall have no effect and shall be disregarded.

12.3 Nothing in this Agreement shall oblige: (a) Redx to take any action which the Panel determines would not be permitted by Rule 21.2 of the Code; (b) Redx or the Redx Board to recommend a Scheme or any other transaction proposed by Jounce or any member of the Jounce Group; or (c) Jounce or the Jounce Board to recommend the Transaction. 13. Employee Benefit Matters 13.1 During the period beginning on the Effective Date and ending on the earlier of (A) the first (1st) anniversary of the Effective Date or (B) for any employee, the date of termination of employment of such relevant employee, Jounce Group shall provide employees who remain employed by Jounce following the Effective Date with (i) annual base compensation or base hourly wage rates, target cash bonus opportunities (other than change-in-control, retention, transaction, and equity related bonus opportunities), and severance benefits that are no less favorable than those provided to such employees immediately prior to the Effective Date, and (ii) employee benefits (other than severance, defined benefit plan, non-qualified deferred compensation, post-retirement health or welfare, equity or equity-based, change in control, transaction, and retention benefits ) that are in the aggregate equal to or greater than either, as elected by Jounce in its sole discretion, (x) the employee benefits that are provided by Jounce Group to similarly situated employees of Jounce Group as of the date hereof or (y) the employee benefits that are provided by Redx to similarly situated employees of Redx Group 13.2 Nothing contained herein, express or implied, is intended to confer upon any employee or other service provider of Jounce any right to continued employment or service for any period or continued receipt of any specific employee benefit, or shall constitute an establishment of, or amendment to or any other modification of any benefit or compensation plan of Jounce, Redx, or any of their respective Affiliates. No employee or service provider of Jounce (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement by virtue of this pursuant to this clause 13 and this clause 13 shall not create such rights in any such person. Nothing in this clause 13 shall be deemed to limit the right of Jounce, Redx, or any of their respective Affiliates to terminate the employment or service of any employee or other service provider at any time. 14. Termination 14.1 Subject to clauses 14.2 and 14.3, this Agreement shall terminate with immediate effect and all rights and obligations of the Parties under this Agreement shall cease forthwith, as follows: (a) if agreed in writing between the Parties; (b) upon service of written notice by Jounce to Redx, if a Jounce Adverse Recommendation Change occurs; (c) upon service of written notice by Redx to Jounce, if a Jounce Adverse Recommendation Change occurs;

(d) automatically on the date on which a Redx Adverse Recommendation Change occurs; (e) upon service of written notice by Jounce to Redx, if: (i) the Court Meeting is not held on or before the 22nd day after the expected date of such hearing as set out in the Scheme Document (or such later date as may be agreed in writing between the Parties with the consent of the Panel and the approval of the Court (if such approval is required)); or (ii) the Scheme Court Hearing is not held on or before the 22nd day after the expected date of such hearing as set out in the Scheme Document (or such later date as may be agreed in writing between the Parties with the consent of the Panel and the approval of the Court (if such approval is required)); (f) upon service of written notice by Jounce to Redx prior to the Long Stop Date stating that either: (i) any Condition which has not been waived is (or has become) incapable of satisfaction by the Long Stop Date and, notwithstanding that it has the right to waive such Condition, Jounce will not do so; or (ii) any Condition which is incapable of waiver has become incapable of satisfaction by the Long Stop Date, in each case in circumstances where the invocation of the relevant Condition (or confirmation that the Condition is incapable of satisfaction, as appropriate) is permitted by the Panel; (g) upon service of written notice by Jounce to Redx, if a Competing Proposal for Redx is (i) recommended by the Redx Board or (ii) completes, becomes effective or is declared or becomes unconditional; (h) upon service of written notice by Redx to Jounce, if a Competing Proposal for Jounce is (i) recommended by the Jounce Board or (ii) completes, becomes effective or is declared or becomes unconditional; (i) if the Scheme is withdrawn or lapses in accordance with its terms prior to the Long Stop Date and with the permission of the Panel (other than where Jounce confirms to Redx in writing that it is otherwise to be followed within five Business Days by an announcement under Rule 2.7 of the Code made by Jounce or a person acting in concert with Jounce to implement the Transaction by a different scheme on substantially the same (but not less favourable) or improved terms); (j) if the Effective Date has not occurred by the Long Stop Date; or (k) on completion of the Transaction. 14.2 Termination of this Agreement shall be without prejudice to the rights of any of the Parties which have arisen at or prior to termination, including any claim in respect of a breach of this Agreement.

14.3 The whole of this clause 14.3, clause 11 (but only in circumstances where this Agreement is terminated on or after the Effective Date), and clauses 16 to 18 (inclusive) shall survive termination of this Agreement. 15. Representations and warranties 15.1 Each Party represents and warrants to the other Party on the date of this Agreement that: (a) it has the requisite power and authority to enter into and perform its obligations under this Agreement; (b) this Agreement constitutes its legal, valid and binding obligations in accordance with its terms; and (c) the execution and delivery of, and performance of its obligations under, this Agreement will not: (i) result in any breach of any provision of its constitutional documents; (ii) result in a breach of, or constitute a default under, any instrument to which it is a Party or by which it is bound; or (iii) result in a breach of any order, judgment, or decree of any court or governmental agency to which it is a Party or by which it is bound. 16. Miscellaneous 16.1 Variation No variation of this Agreement shall be valid or effective unless it is in writing, refers to this Agreement and is duly signed or executed (as the case may be) by or on behalf of each Party. 16.2 Severability (a) If any provision of this Agreement (or part of any provision) is or becomes illegal, invalid or unenforceable, the legality, validity and enforceability of any other provision of this Agreement shall not be affected. (b) If any provision of this Agreement (or part of any provision) is or becomes illegal, invalid or unenforceable but would be legal, valid and enforceable if some part of it was deleted or modified, the provision or part-provision in question shall apply with such deletions or modifications as may be necessary to make the provision legal, valid and enforceable. 16.3 Waiver, rights and remedies (a) No failure, delay or omission by either Party in exercising any right, power or remedy provided by law or under this Agreement shall operate as a waiver of that right, power or remedy, nor shall it preclude or restrict any future exercise of that or any other right, power or remedy.

(b) The rights and remedies provided for in this Agreement are cumulative and not exclusive of any other rights or remedies, whether provided by law or otherwise. (c) No single or partial exercise of any right, power or remedy provided by law or under this Agreement shall prevent any future exercise of it or the exercise of any other right, power or remedy. (d) A waiver of any term, provision, condition or breach of this Agreement shall only be effective if given in writing and signed by the waiving Party, and then only in the instance and for the purpose for which it is given. (e) Without prejudice to any other rights or remedies that the other Party may have, each Party acknowledges and agrees that damages may not be an adequate remedy for any breach by it of this Agreement and that accordingly the other Party may be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of this Agreement by any Party and no proof of special damages shall be necessary for the enforcement by any Party of the rights under this Agreement. 16.4 No partnership No provision of this Agreement creates a partnership between the Parties or makes a Party the agent of the other Party for any purpose. A Party has no authority or power to bind, to contract in the name of, or to create a liability for the other Party in any way or for any purpose. 16.5 Further assurance Each of the Parties shall, at its own cost and expense use its reasonable endeavours to perform all acts, and sign, execute and deliver all deeds and documents, as may be reasonably required for the purpose of giving full effect to this Agreement. 16.6 Rights of third parties (a) The persons in whose favour the undertaking given in clause 11 is made shall be entitled to enforce the terms of such undertaking. (b) RM3 may enforce the rights set forth in clause 9.1 of this Agreement. (c) Except as set out in sub-clauses (a) and (b) above, a person who is not a Party to this Agreement shall not be entitled to enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 or otherwise. This does not affect any right or remedy of such a person that exists or is available apart from the Contracts (Rights of Third Parties) Act 1999. (d) The Parties to this Agreement may terminate or rescind this Agreement, or agree to any variation, waiver or settlement in connection with it, without the consent of any third Party, whether or not it extinguishes or alters any entitlement he may have under his right to enforce any of the provisions of this Agreement. 16.7 Assignment

Neither Party may assign, subcontract or encumber any right or obligation under this Agreement, in whole or in part, without the other’s prior written consent. 16.8 Entire agreement (a) Save for the Confidentiality Agreement, this Agreement constitutes the entire agreement between the Parties relating to the Transaction and supersedes all previous agreements, understandings and arrangements between them, whether in writing or oral, in respect of its subject matter. (b) Each Party acknowledges that it has not entered into this Agreement or the Confidentiality Agreement in reliance on, and shall have no remedies in respect of, any representation or warranty that is not expressly set out in this Agreement or the Confidentiality Agreement, except in the case of fraud, fraudulent misrepresentation or misstatement. No Party shall have any claim for innocent or negligent misrepresentation on the basis of any statement in this Agreement. 16.9 Time of the essence Each time, date or period referred to in this Agreement (including any time, date or period varied by the Parties) is of the essence. 16.10 Counterparts (a) This Agreement may be signed in any number of separate counterparts, each of which when signed and dated shall be an original, and such counterparts taken together shall constitute one and the same agreement. (b) Each Party may evidence their execution of this Agreement by transmitting by fax or by email a signed signature page of this Agreement in PDF format together with the final version of this Agreement in PDF or Word format, which shall constitute an original signed counterpart of this Agreement. Each Party adopting this method of execution will, following circulation by fax or by email, provide the original, hard copy signed signature page to the other Parties as soon as reasonably practicable. (c) This Agreement shall not be effective until each Party has executed and delivered one counterpart. 16.11 Costs Each Party will pay its own costs and expenses in connection with the negotiation, preparation, signature and performance of this Agreement (and any documents referred to in it) or otherwise in connection with the Transaction. 17. Notices 17.1 All notices or other communications under this Agreement will be in writing and sent to the person and address in clause 17.2. They may be given, and will be deemed received: (a) by first-class post: two Business Days after posting;

(b) by airmail: three Business Days after posting; (c) by hand: on delivery; and (d) by email, upon sending, provided no “bounce-back” or similar message is received. 17.2 Notices will be sent: (a) to Jounce at: 780 Memorial Drive, Cambridge, Massachusetts, 02139 for the attention of Treasurer and Chief Financial Officer at [***]; With a copy (which shall not constitute notice) to: Address: Ropes & Gray International LLP, 60 Ludgate Hill, London EC4M 7AW, United Kingdom Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600, USA E-mail: [***] [***] [***] For the attention of: Elizabeth Todd Christopher Comeau and Emily Oldshue (b) to Redx at: Redx Pharma plc, Block 33 Mereside, Alderley Park, Cheshire, SK10 4TG, UK, for the attention of General Counsel & Company Secretary with a copy (which shall not constitute notice) to [***]; and With a copy (which shall not constitute notice) to: Address: Cooley (UK) LLP, 22 Bishopsgate, London EC2N 4BQ, United Kingdom E-mail: [***] and [***] For the attention of: Michal Berkner and Claire Keast-Butler 17.3 Either Party may change the address to which such notices to it are to be delivered by giving not less than five Business Days’ notice to the other Party. 18. Governing law and jurisdiction 18.1 This Agreement and any dispute or claim arising out of, or in connection with, it, its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of England and Wales.

18.2 The Parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of, or in connection with, this Agreement, its subject matter or formation (including non-contractual disputes or claims). AGREED by the Parties on the date set out at the head of this Agreement.

THE SCHEDULE SHARE PLANS AND EMPLOYEES Jounce and Redx agree that the following arrangements will, where appropriate subject to the Transaction becoming effective in all respects, be implemented with respect to the Jounce Share Plans and the Redx Share Plans and certain employment arrangements. 1. Redx Share Plans 1.1 Provisions of general application (a) As at the date of this Agreement, there are 42,643,007 outstanding options and awards under the Redx Share Plans. (b) Jounce acknowledges that, before the Effective Date, Redx may continue to operate each of the Redx Share Plans in accordance with the rules of the relevant plan and Redx’s normal practice. For the avoidance of doubt, the operation of the Redx Share Plans includes (without limitation) granting options, determining the extent to which options vest and satisfying the exercise of options. (c) Jounce agrees that Redx may amend the rules of any of the Redx Share Plans if, in the opinion of the Redx Board or, where applicable, a committee thereof, the amendments are necessary or desirable to implement the Transaction, the terms of this Agreement, comply with any local law requirement, or to facilitate the administration of any Redx Share Plan. (d) Jounce acknowledges that, where any of the Redx Share Plans provide for the exercise of discretion (including in respect of any performance conditions), the exercise of that discretion will, in accordance with the terms of the relevant Redx Share Plans, be a matter for the Redx Board or, where applicable, a committee thereof. (e) Redx Shareholder approval will be sought for an amendment to Redx’s articles of association so that any Redx Shares issued or transferred on or after the Scheme Record Time (such term to be defined in the Scheme Document) will be automatically transferred to, or to the order of, Jounce in exchange for the provision by Jounce of the same consideration payable per Redx Share under the Scheme (or such other consideration as may be agreed between Jounce and Redx and disclosed in the Scheme Document). (f) Jounce and Redx intend to jointly (or Redx in consultation with Jounce intends to) write to participants in the Redx Share Plans on, or as soon as practicable after, the posting of the Scheme Document to inform them of the impact of the Scheme on their outstanding options under the Redx Share Plans (“Redx Options”), the extent to which their Redx Options will vest and become exercisable as a result of the Scheme (if at all), whether their Redx Options will, or may, be released in consideration for the grant of replacement options over Jounce Shares (a “Rollover”) as part of the Scheme and the actions they may take in connection with their Redx Options as a result of the Scheme.

1.2 Enterprise Management Incentive Scheme Jounce and Redx acknowledge that there are no outstanding Redx Options under the Enterprise Management Incentive Scheme. 1.3 All Employee Share Option Scheme and Directors Share Option Scheme (a) Redx Out of the Money Options Subject to the approval of the Redx Board to amend the All Employee Share Option Scheme and Directors Share Option Scheme to provide for a unilateral Rollover of Redx Out of the Money Options, Jounce agrees that it will grant each holder of Redx Out of the Money Options equivalent replacement options over Jounce Shares which shall be granted as inducement awards in reliance on the exemption from stockholder approval contained in NASDAQ Rule 5635(c)(4) and subject to the same vesting terms as applied to the relevant released Redx Options (the “Jounce Replacement Options”). (b) Redx In the Money Options Jounce acknowledges and agrees that holders of Redx In the Money Options will, prior to the date of the Court Order, elect to either: (i) exercise Redx Options that have vested prior to or on the date of the Court Order effective immediately prior to the date thereof (but conditional thereon) (unless they lapse earlier under the rules of the Redx Share Plans), such that Redx Options that are not so exercised shall lapse on the date of the Court Order; or (ii) Rollover their Redx Options in consideration for the grant by Jounce of Jounce Replacement Options and Jounce agrees to make such grants following the Effective Date. (c) Any Jounce Replacement Options or other Redx Options that become subject to a Rollover held by an individual subject to taxation under the laws of the United States (including without limitation any Redx Options held by Mr Collum) shall be granted in a manner that complies with Section 409A of the U.S. Internal Revenue Code of 1986, as amended. 1.4 Non-Plan Share Options Jounce agrees that Redx will determine that Mr Collum’s Redx Options (including Redx Options which have already become exercisable) under the Non-Plan Share Option Grant Notices shall be subject to a Rollover in consideration for Jounce Replacement Options and Jounce agrees that it will make such grants. 2. Jounce Share Plans 2.1 Jounce and Redx acknowledge that no offerings have been made under the Jounce Therapeutics, Inc. Employee Stock Purchase Plan.

2.2 Jounce Shareholder approval will be sought on or prior to the date of the Court Order for an amendment to the Jounce 2017 Stock Option and Incentive Plan to increase the share reserve and incentive stock option limit under the Jounce 2017 Stock Option and Incentive Plan by such amounts to be mutually determined through consultation between Redx and Jounce. 2.3 Redx agrees that Jounce may with full transparency and in consultation with Redx make amendments to the Jounce 2017 Stock Option and Incentive Plan which may be approved by the Jounce Board without Jounce Shareholder approval and which may be necessary or desirable to implement the Transaction, the terms of this Agreement, comply with any local law requirement, or to facilitate the administration of the Jounce 2017 Stock Option and Incentive Plan in connection with the Transaction. 2.4 Jounce and Redx have agreed that the awards granted under the Jounce Share Plans will remain unchanged and will continue in accordance with their terms, and certain holders thereof shall be beneficiaries under the CVR Agreement, as set out therein. 2.5 Other than as set forth below with respect to Designated Terminated Employees, Designated MT Members and Closing Employees, options to purchase Jounce Shares (the “Jounce Options”) that are outstanding as of immediately prior to the Effective Date will continue vest and/or be or become exercisable in accordance with their terms following the Effective Date. 2.6 Jounce Options held by members of the Jounce Board shall fully vest on the Effective Date and directors shall have 12 months post-termination of service to exercise such Jounce Options (but not past the end of the term of such Jounce Options). 2.7 Other than as set forth below with respect to the Designated Terminated Employees, Designated MT Members and Closing Employees, restricted stock units with respect to Jounce Shares (the “Jounce RSUs”) that are outstanding as of immediately prior to the Effective Date will continue in accordance with their terms following the Effective Date. 2.8 Jounce RSUs held by Designated Terminated Employees and Designated MT Members shall fully vest as of the date of termination of employment of such Designated Terminated Employees and Designated MT Members; to the extent Jounce Options held by the Designated Terminated Employees were vested as of the date of termination of employment, such Designated Terminated Employees shall have 12 months post-termination to exercise such Jounce Options (but not past the end of the term of such Jounce Options). 2.9 For Designated MT Members, to the extent such Designated MT Members enter into consulting agreements, Jounce Options continue in accordance with their terms. Upon the Effective Date, the consulting agreements will terminate, and Jounce Options held by Designated MT members shall fully vest and Designated MT Members shall have 12 months post-termination of service to exercise such Jounce Options (but not past the end of the term of such Jounce Options). 2.10 For Closing Employees, Jounce Options and Jounce RSUs held by the Closing Employees shall fully vest as of the date of termination of employment of such Closing Employees on the Effective Date and such Closing Employees shall have 12 months post-termination to exercise such Jounce Options (but not past the end of the term of such Jounce Options). 2.11 For any other service provider whose services terminates prior to the Effective Date, there will be no accelerated vesting of incentive equity awards.

The Jounce Board shall be permitted to take all actions necessary to effectuate the treatment of Options and RSUs set forth in this Section 2. Defined terms as used herein are as follows: 1. “Closing Employees” means those employees whose employment is terminated in connection with the Effective Date (e.g., on the Effective Date or immediately following such date). 2. “Designated MT Members” means those members of the Jounce management team whose employment is terminated by Jounce without cause following the date hereof and prior to the Effective Date. 3. “Designated Terminated Employees” means those employees whose employment is terminated by Jounce without cause prior to the Effective Date, provided that Designated Terminated Employees shall not include Designated MT Members. 3. Employment 3.1 Ordinary course matters (a) Jounce acknowledges and agrees that at any time before the Effective Date, Redx will carry out annual (or other periodic) pay reviews, appraisals and promotion rounds of Redx Group employees in the ordinary course of business and in a manner consistent with historic practice. 3.2 Continuation of terms and conditions (a) Upon and following the Effective Date, Jounce confirms that it intends to safeguard fully the existing statutory and contractual employment and pension rights of the Redx Group employees and management, in accordance with applicable law and there is no intention to make any material change in the conditions of employment, including pension rights following the Transaction becoming effective.

Appendix I CVR AGREEMENT

Signed by Richard Murray for and on behalf of Jounce THERAPEUTICS, INC. /s/ Richard Murray Director

Signed by Lisa Anson for and on behalf of REDX PHARMA PLC CEO, Redx Pharma PLC /s/ Lisa Anson Director

Appendix 1 The Announcement

Appendix 2 The CVR Agreement

Final Form FORM OF CONTINGENT VALUE RIGHTS AGREEMENT THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [●], 2023 (this “Agreement”), is entered into by and between Jounce Therapeutics, Inc., a Delaware corporation (“Parent”), [●], a [●], as Rights Agent (as defined herein), and [●], solely in its capacity as the initial representative, agent and attorney in-fact of the Holders (the “Representative”). RECITALS WHEREAS, it is intended that Parent and Redx Pharma plc, a publicly listed company organized under the laws of England & Wales (“Target”), effect (a) a Scheme of Arrangement under Part 26 of the Companies Act 2006 of the United Kingdom (the “Scheme”), and (b) one or more merger transactions among Parent and certain of its Affiliates, on the one hand, and RM Special Holdings 3, LLC, a Delaware limited liability company and shareholder of Target (“RM3”) [and certain other eligible participating shareholders of Target], on the other hand, [each] to be effected pursuant to one or more merger agreements, pursuant to which Parent and Target consummate an all-share combination pursuant to Rule 2.7 of the City Code on Takeovers and Mergers (clauses (a) and (b), collectively, the “Merger”); WHEREAS, in connection with the Scheme, Parent and Target have agreed to take certain steps to effect the completion of the Merger as set forth in the Cooperation Agreement between Parent and Target, dated as of February 23, 2023 (the “Cooperation Agreement”); WHEREAS, pursuant to the announcement made under Rule 2.7 of the City Code on Takeovers and Mergers in connection with the Merger and the Cooperation Agreement, Parent shall distribute to the Persons (as defined herein), who as of immediately prior to the Effective Time (as defined herein) are either shareholders, or holders of Parent Options of record (the “Record Date”) of Parent (the “Initial Holders”), the right to receive certain contingent value rights, pursuant to the terms and subject to the conditions hereinafter described; WHEREAS, Parent desires that the Rights Agent act as its agent for the purposes of effecting the distribution of the CVRs (as defined herein) to the Initial Holders and performing the other services described in this Agreement; and WHEREAS, the Initial Holders desire that the Representative (as defined herein) act as their agent for the purposes of accomplishing the intent and implementing the provisions of this Agreement and facilitating the consummation of the transactions contemplated hereby and performing the other services described in this Agreement; NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the parties agree, for the equal and proportionate benefit of all Holders (as defined herein), as follows:

-2- ARTICLE I DEFINITIONS; CERTAIN RULES OF CONSTRUCTION Section 1.1 Definitions. As used in this Agreement, the following terms will have the following meanings: “Acting Holders” means, at the time of determination, Holders of not less than thirty percent (30%) of outstanding CVRs as set forth in the CVR Register. “Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” mean the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. “Assignee” has the meaning set forth in Section 6.3. “Board of Directors” means the board of directors of Parent (after the Merger). “Business Day” means a day, other than a Saturday, Sunday or public holiday, on which clearing banks are open for non-automated commercial business in London, United Kingdom, and Boston, Massachusetts, United States of America. “Change of Control” means (a) a sale or other disposition of all or substantially all of the assets of Parent on a consolidated basis (other than to any Subsidiary (direct or indirect) of Parent), (b) a merger or consolidation involving Parent in which Parent is not the surviving entity, and (c) any other transaction involving Parent in which Parent is the surviving or continuing entity but in which the stockholders of Parent immediately prior to such transaction (qua stockholders of Parent) own less than 50% of Parent’s voting power immediately after the transaction. “Clinical Protocol Compliance” has the meaning set forth in Section 4.6(b). “Closing” means the consummation of the Merger and the transactions contemplated thereby. “Closing Cash” means the calculation of Parent’s net cash position at Closing, as mutually agreed between Parent and Target. “Closing Date” means the date of the Closing. “CMC Activities” has the meaning set forth in Section 4.6(c). “Commercially Reasonable Efforts” shall mean, jointly, solely the following specified actions by Parent (after the Merger) and, in any event, only during the Disposition Period or the Disposition Period Extension, as applicable:

-3- (i) the expenditure of $713,000.00 in Disposition business development efforts related to the CVR Products, costs associated with maintenance of the CVRs (including fees and expenses related to the Rights Agent and the Representative), and maintenance and prosecution of the intellectual property relating to CVR Products, which intellectual property is set forth on Schedule 1 hereto (the “BD Threshold”), in each case as reflected in the Closing Cash and without jeopardy to the efforts of continuing the Clinical Protocol Compliance and the CMC Activities; (ii) driving business development related initiatives incorporating the latest internal and market available data on CVR Products; (iii) continuing (x) the Clinical Protocol Compliance, which may extend beyond the Disposition Period and (y) the CMC Activities; and (iv) retaining a Consultant (as defined in Section 4.3(a)). For the avoidance of doubt, Commercially Reasonable Efforts shall not include, among other actions: (i) requiring individual marketing efforts with respect to Disposition of any of the Non- Clinical Programs; (ii) making public statements relating to any of the CVR Products (unless otherwise required by applicable Law); and (iii) pursuing new clinical, manufacturing or enabling work with respect to the CVR Products. “Code” means the United States Internal Revenue Code of 1986, as amended. “Contract” means any written or oral agreement, contract, subcontract, lease, sub-lease, occupancy agreement, binding understanding, obligation, promise, instrument, indenture, mortgage, note, option, warranty, purchase order, license, sublicense, commitment or undertaking of any nature, which, in each case, is legally binding upon a party or on any of its Affiliates. “CVRs” means the contractual contingent value rights of Holders (granted by Parent to Initial Holders in connection with the Merger) to receive CVR Proceeds pursuant to this Agreement. Unless otherwise specified herein, for purposes of this Agreement all the CVRs shall be considered as part of and shall act as one class only. For the avoidance of doubt, Parent shall only grant CVRs to the Initial Holders, and shall not grant further CVRs to any other Persons at any other time during the pendency of this Agreement, pursuant and subject to the terms hereof. “CVR Payment Amount” means, for a given Holder, an amount equal to the product of (a) the CVR Proceeds and (b) (i) the total number of CVRs held by such Holder divided by (ii) the total number of CVRs held by all Holders as each reflected on the CVR Register as of the close of business on the date prior to the date of payment (rounded down to the nearest whole cent).

-4- “CVR Payment Date” means no later than thirty (30) days following the receipt of Gross Proceeds by Parent, pursuant to which CVR Proceeds are payable to Holders. “CVR Payment Notice” has the meaning set forth in Section 2.4(b). “CVR Period” means the period beginning on the Closing Date and ending on the Expiration Date. “CVR Proceeds” means 80% of the Net Proceeds. “CVR Products” means (a) pimivalimab and vopratelimab, including any form or formulation, and any improvement or enhancement, of any such product and (b) any monospecific product, including the underlying technology, being researched or developed by Parent as of the execution date of the Cooperation Agreement or as of the Closing Date pursuant to any of the programs known by Parent as of immediately prior to the Closing Date as JTX- 8064, JTX-1484 or JTX-2134, including any form or formulation, and any improvement or enhancement, of any such product. For the avoidance of doubt, multi-specific products which may arise from any of JTX-8064, JTX-1484 or JTX-2134, or their underlying technology or intellectual property, shall not be CVR Products. “CVR Register” has the meaning set forth in Section 2.3(b). “Delaware Courts” has the meaning set forth in Section 6.5(b). “Disposition” means the sale, transfer, license or other disposition by Parent of all or any part of any CVR Products. “Disposition Agreement” means a definitive agreement, contract or other document entered into by Parent providing for a Disposition. “Disposition Period” means the period beginning on the Effective Time and ending on the one-year anniversary of the Closing Date; provided, however, that the Disposition Period shall be automatically extended one additional six-month term solely with respect to Disposition CVR Products, if any, for which an executed or final, in agreed form (i) term sheet, (ii) letter of intent or (iii) similar document is entered into within the Disposition Period in respect of a potential Disposition Agreement, but for which the relevant definitive agreement has not been executed as of such time (the “Disposition Period Extension”). “Disposition CVR Products” means the CVR Products (i) related to which a Disposition Agreement is entered into or (ii) subject to a Disposition Period Extension. “DTC” means The Depository Trust Company or any successor thereto. “Effective Time” means the date and time of the effectiveness of the Merger. “Equity Award CVR” means a CVR received by a Holder in respect of Parent Options.

-5- “Expiration Date” means the date on which the Disposition Period or the Disposition Period Extension, as applicable, expires, provided that, the extent a Disposition of certain Disposition CVR Products takes place during the Disposition Period or the Disposition Period Extension, as applicable, the Expiration Date, solely as it relates to such Disposition CVR Products, shall be the earliest to occur of (i) [●], 2033, and (ii) the mailing by the Rights Agent to the address of each Holder as reflected in the CVR Register of all potential CVR Payment Amounts (if any) required to be paid under the terms of this Agreement, as set forth in Section 6.8(a).1 E&P Determination” has the meaning set forth in Section 2.5(d). “Governmental Body” means any federal, state, provincial, local, municipal, foreign or other governmental or quasi-governmental authority, including, any arbitrator or arbitral body, mediator and applicable securities exchanges, or any department, minister, agency, commission, commissioner, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing. “Gross Proceeds” means, without duplication, the sum of all cash consideration and the value of any and all consideration of any kind that is paid to Parent, or is received by, Parent or any of its Affiliates during the CVR Period in respect of a Disposition, solely as such consideration relates to a CVR Product. The value of any securities (whether debt or equity) or other non-cash property constituting Gross Proceeds shall be determined as follows: (A) the value of securities for which there is an established public market shall be equal to the volume weighted average of their closing market prices for the five (5) trading days ending the day prior to the date of payment to, or receipt by, Parent or its relevant Affiliate, and (B) the value of securities that have no established public market and the value of consideration that consists of other non-cash property, shall be the fair market value thereof as of the date of payment to, or receipt by, Parent or its relevant Affiliate; provided, that Parent may elect, upon prompt notice to the Representative after receipt of consideration, to have any securities or other non-cash property specified in the foregoing clause (B) be deemed as Gross Proceeds only upon the earlier of (1) the receipt by Parent or any of its Affiliates of cash in respect of the sale or other liquidation by Parent or its Affiliates of such securities or other non-cash property, and the value of such cash shall be Gross Proceeds upon receipt by Parent or any of its Affiliates, or (2) [the second (2nd) anniversary of receipt of such securities or other non-cash property], and the value of such consideration shall be Gross Proceeds as of such date with a value equal to the greater of (x) the fair market value of such securities or other non-cash property as of the date originally received by Parent or its relevant Affiliate or (y) the fair market value of such securities or other non-cash property as of such date, and all other consideration, if any, paid to or received by Parent or any of its Affiliates will be deemed Gross Proceeds upon receipt by Parent or its relevant Affiliate. “Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time. 1 NTD: To be 10 years post-Closing.

-6- “Incentive Plans” means, collectively, (i) the Parent 2017 Stock Option and Incentive Plan and (ii) the Parent 2013 Stock Option and Grant Plan. “JTX-1484” means Parent’s inhibitor of myeloid-specific Leukocyte Immunoglobulin Like Receptor B4 (LILRB4, also known as ILT3), which is referred to by Parent as “JTX-1484.” “JTX-2134” means Parent’s inhibitor of myeloid-specific Leukocyte Immunoglobulin Like Receptor B1 (LILRB1, also known as ILT2), which is referred to by Parent as “JTX-2134.” “JTX-8064” means Parent’s inhibitor of myeloid-specific Leukocyte Immunoglobulin Like Receptor B2 (LILRB2, also known as ILT4), which is referred to by Parent as “JTX-8064.” “Law” means any foreign or U.S. federal, state or local law (including common law), treaty, statute, code, order, ordinance, approval, authorization, certificate, registration, exemption, consent, license, order, permit and other similar authorizations, rule, regulation, or other requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body. “Net Proceeds” means, for each Disposition, the Gross Proceeds minus Permitted Deductions, as calculated in a manner consistent with generally accepted accounting principals in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board. For clarity, (i) if Permitted Deductions exceed Gross Proceeds as it relates to a certain Disposition, any excess Permitted Deductions shall be applied against Gross Proceeds in a subsequent Disposition, and (ii) if any of the Gross Proceeds or Permitted Deduction are not in U.S. dollars, currency conversion to U.S. dollars shall be made by using the exchange rate prevailing at the JP Morgan Chase Bank or its successor entity on the date of receipt of such Gross Proceeds or date of payment of relevant Permitted Deductions, as applicable. “Non-Clinical Programs” means JTX-1484 and JTX-2134. “Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent and the Representative. “Parent Common Stock” means the shares of common stock, par value $0.001 per share, of Parent. “Parent Option” means each outstanding and vested option to purchase Parent Common Stock granted pursuant to the Incentive Plans, an inducement award, or otherwise. “Permitted CVR Transfer” means: a transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity; (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC; or (e) as provided in Section 2.7.

-7- “Permitted Deductions” means the sum of, without duplication, the following costs or expenses: (a) any applicable Taxes (including any applicable value added or sales taxes) imposed on Gross Proceeds and payable by Parent or any of its Affiliates and any income or other Taxes payable by Parent or any of its Affiliates that would not have been incurred by Parent or its Affiliates but for the Gross Proceeds having been received or accrued by Parent or its Affiliates (in each case, regardless of the due date of such Taxes); provided that, for purposes of calculating income Taxes payable by Parent or its Affiliates in respect of the Gross Proceeds, any such income Taxes shall be computed after taking into account any net operating loss carryforwards or other Tax attributes (including Tax credits) of Parent or its Affiliates as of the Closing Date prior to the Effective Time that are available to offset such gain after taking into account any limits of the usability of such attributes, including under Section 382 of the Code as reasonably determined by a nationally recognized tax advisor (and for the sake of clarity such income Taxes shall be calculated without taking into account any net operating losses or other Tax attributes generated by Parent or its Affiliates after the Effective Time; (b) any reasonable and documented out-of-pocket costs and expenses incurred by Parent or any of its Affiliates in connection with the applicable CVR Product(s) in respect of a Disposition, including technology transfer costs, contractual expenses or any costs in respect of head licenses for sublicensed technology and the development or prosecution, maintenance or enforcement by Parent or any of its Subsidiaries of intellectual property rights but excluding (i) any costs related to a breach of this Agreement, including costs incurred in litigation in respect of the same but excluding the costs of the dedicated resource referenced in the definition of Commercially Reasonable Efforts and any replacement and (ii) to the extent not duplicative to clause (i), any such costs that are accounted for in the BD Threshold; (c) (i) any reasonable and documented out-of-pocket costs and expenses incurred by Parent or any of its Affiliates in connection with Disposition business development related efforts with respect to the relevant CVR Product(s) during the Disposition Period or any applicable Disposition Period Extension, and (ii) maintenance costs related to the CVRs or the CVR Products (including fees and expenses related to the Rights Agent and the Representative), in each case in excess of the BD Threshold; and (d) any reasonable and documented out-of-pocket costs incurred or accrued by Parent or any of its Affiliates in connection with Parent’s commercially reasonable efforts to negotiate or enter into any Disposition Agreement or consummate a Disposition of any applicable CVR Product(s), including any Representative’s fee, Right’s Agent fee, any brokerage fee, finder’s fee, opinion fee, success fee, Consultant incentive fee, transaction fee, service fee or other fee, commission or expense owed to any broker, finder, investment bank, auditor, accountant, counsel, advisor or other third party in relation thereto (but excluding any costs or expenses previously deducted from Gross Proceeds or from the BD Threshold; and including any such costs or expenses in excess of the BD Threshold); provided, however, that no Wind-Down Costs are Permitted Deductions.

-8- “Person” means any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto. “Prospective Withholding Tax” has the meaning set forth in Section 2.5(c). “Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent. “Subsidiary” means, with respect to any Person, any corporation, partnership, association, limited liability company, unlimited liability company or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (b) if a partnership, association, limited liability company, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association, limited liability company or other business entity if such Person or Persons are allocated a majority of partnership, association, limited liability company or other business entity gains or losses or otherwise control the managing director, managing member, general partner or other managing Person of such partnership, association, limited liability company or other business entity. “Tax” or “Taxes” means any and all federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto. “Wind-Down Costs” means the costs owed to a Person or otherwise borne by Parent in connection with the Wind-Down Process, as reflected in the Closing Cash, including any costs associated with Clinical Compliance Protocol or the CMC Activities, and any liabilities arising from third-party claims brought or threatened in connection with such clinical trials (or wind- down thereof). “Wind-Down Process” means the process related to maintenance of CVR Products, but not further development of CVR Products, including the actions required to carry-out and complete or wind-down any clinical trials associated with applicable CVR Products in a manner consistent with any applicable Contract terms, applicable Laws, clinical standards or ethical practices, including any insurance costs (including any tail coverage).

-9- Section 1.2 Rules of Construction. (a) As used in this Agreement, any noun or pronoun will be deemed to include the plural as well as the singular and to cover all genders. (b) This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption of burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of this Agreement. (c) As used in this Agreement, the words “include,” “includes,” or “including” will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” will not be exclusive. (d) When reference is made in this Agreement to an Article or Section, such reference will refer to Articles and Sections of this Agreement, the Cooperation Agreement or the Scheme, as the case may be, unless otherwise indicated. (e) The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. (f) All references to $ are to United States dollars. ARTICLE II CONTINGENT VALUE RIGHTS Section 2.1 CVRs. The CVRs represent the contractual rights of Holders to receive contingent cash payment of the CVR Proceeds pursuant to this Agreement. Section 2.2 Nontransferable. The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted CVR Transfer. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect. Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address. (a) The CVRs will be issued and distributed by Parent to each Holder in book-entry form only and will not be evidenced by a certificate or other instrument. (b) The Rights Agent will keep a register (the “CVR Register”) for the purpose of (i) identifying the Holders of CVRs and (ii) registering CVRs and Permitted CVR

-10- Transfers thereof. The CVR Register will initially show one position for Cede & Co. representing all the Parent Common Stock held by DTC on behalf of the street holders of the Parent Common Stock held by such Holders as of immediately prior to the Effective Time. The Rights Agent will have no responsibility whatsoever directly to the street name holders with respect to transfers of CVRs unless and until such CVRs are transferred into the name of such street name holders in accordance with Section 2.2. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of Parent Common Stock by sending one lump payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders. Upon request of a Holder or the Representative, the Rights Agent will make available to such Holder or the Representative, as applicable, a list of the other Holders, the number of CVRs held by each Holder and the contact information maintained by the Rights Agent with respect to each Holder. (c) Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer, in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative duly authorized in writing, or the Holder’s survivor (with written documentation evidencing such Person’s status as the Holder’s survivor), and setting forth in reasonable detail the circumstances relating to the transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. As a condition of such transfer, Parent and Rights Agent may require a transferring Holder or its transferee to pay to the applicable Governmental Body any transfer, stamp, documentary, registration, or other similar Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of such applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid or that such Taxes or charges are not applicable. All duly transferred CVRs registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement. (d) A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will promptly record the change of address in the CVR Register. Section 2.4 Payment Procedures; Notices. (a) If a Disposition Agreement is entered into during the Disposition Period or any applicable Disposition Period Extension, then Parent shall promptly deliver to the Rights Agent (with copy to the Representative) written notice indicating that a Disposition Agreement

-11- has been entered into and a copy of the Disposition Agreement and any ancillary agreements thereto. (b) On or prior to each CVR Payment Date with respect to any Disposition Agreement, Parent shall deliver to the Rights Agent (with copy to the Representative) (i) written notice indicating that (A) the Holders are entitled to receive one or more payments with respect to CVR Proceeds, (B) the source and trigger event for such payment of CVR Proceeds in the Disposition Agreement, and (C) a detailed calculation of Gross Proceeds, Net Proceeds and any Permitted Deductions used to calculate such CVR Proceeds with reasonable supporting detail for such Permitted Deductions (each such notice, a “CVR Payment Notice”) and (ii) any letter of instruction reasonably required by the Rights Agent. On or prior to any CVR Payment Date, Parent shall deliver to the Rights Agent the CVR Payment Amounts required by Section 4.2. All payments by Parent hereunder shall be made in U.S. dollars. For the avoidance of doubt, Parent shall have no further liability in respect of the relevant CVR Payment Amount upon delivery of such CVR Payment Amount in accordance with this Section 2.4(b) and the satisfaction of each of Parent’s obligations set forth in this Section 2.4(b). (c) The Rights Agent will promptly, and in any event within ten (10) Business Days after receipt of the CVR Payment Notice as well as any letter of instruction reasonably required by the Rights Agent, send each Holder at its registered address a copy of the CVR Payment Notice and, following the applicable CVR Payment Date, promptly pay the CVR Payment Amount to each of the Holders by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the CVR Payment Date. (d) Any portion of the CVR Payment Amount that remains undistributed to a Holder six (6) months after the date of the delivery of the applicable CVR Payment Date will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of the CVR Payment Amount, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law. (e) None of Parent, any of its Affiliates, or the Rights Agent will be liable to any Person in respect of the CVR Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If, despite Parent’s, any of its Affiliates’ and/or the Rights Agent’s commercially reasonable efforts to deliver the CVR Payment Amount to the applicable Holder, the CVR Payment Amount has not been paid prior to two (2) years after the applicable CVR Payment Date (or immediately prior to such earlier date on which the CVR Payment Amount would otherwise escheat to or become the property of any Governmental Body), the CVR Payment Amount will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless Rights Agent with respect to any liability, penalty, cost or expense Rights Agent may incur or be subject to in connection with transferring such property to Parent.

-12- Section 2.5 Tax Matters. (a) The parties intend that, for all U.S. federal and applicable state and local income tax purposes, (i) the distribution of CVRs in respect of Parent Common Stock (which for avoidance of doubt does not include the Equity Award CVRs) will be treated as a distribution described in Section 301 of the Code of property that is not debt or equity of Parent, (ii) if supported by the facts and circumstances at the time of the payment of any CVR Payment Amount, such payment will be treated as a repurchase by Parent of an undivided interest in the CVRs held by the applicable Holder, and (iii) any CVR Payment Amount paid in respect of any Equity Award CVR will be treated as wages in the year in which the CVR Payment Amount is made (and not upon the receipt of such CVR). (b) In addition to any Permitted Deductions, Parent and its Affiliates and the Rights Agent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from each CVR Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld therefrom under applicable Law. With respect to Holders who received Equity Award CVRs, any such withholding may be made, or caused to be made, by Parent through its Affiliates’ payroll system or any successor payroll system. Prior to making (or causing to be made) any such Tax deduction or withholding, Parent shall instruct the Rights Agent to provide the opportunity for the Holder to provide duly executed Internal Revenue Service (IRS) Forms W-9 or W-8, as applicable, or any other reasonably appropriate forms or information from Holders in order to avoid or reduce such withholding amount. The Rights Agent shall promptly and timely remit, or cause to be remitted, any amounts withheld in respect of Taxes to the appropriate Governmental Body. To the extent any amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. (c) Parent and the Rights Agent will not issue any CVR to any Initial Holder who fails to submit to the Rights Agent a duly executed IRS Form W-9 or Form W-8. If the Rights Agent determines after reviewing such IRS Form W-9 or W-8 that withholding tax could or would apply to the distribution of any CVR to such Initial Holder (the “Prospective Withholding Tax”), the Rights Agent will inform such Initial Holder at the Initial Holder’s registered address of the amount of the Prospective Withholding Tax and will not issue any CVR to such Initial Holder until the Initial Holder either pays an amount equal to the Prospective Withholding Tax in U.S. dollars to a bank account designated by the Rights Agent or establishes to the satisfaction of the Rights Agent that such Initial Holder is not subject to withholding tax upon the distribution of any CVR. The Rights Agent will promptly and timely remit or cause to be remitted, any amount received pursuant to the preceding sentence to any appropriate Governmental Body. For the avoidance of doubt, this Section 2.5(c), will not apply to any Equity Award CVR, because any withholding with respect to any such Equity Award CVR will be imposed as withholding from wages in the year in which any CVR Payment Amount is made on any such Equity Award CVR. (d) Notwithstanding Section 2.5(c), Parent may make a determination in its sole discretion on or thirty (30) Business Days prior to December 31, 2023 that it will not have any current or accumulated earnings and profits through December 31, 2023 for U.S. federal income tax purposes (an “E&P Determination”). If Parent makes an E&P Determination, and if

-13- Parent and the Rights Agent further determine that as a result of such E&P Determination any Initial Holder who previously did not receive CVRs due to such Initial Holder’s failure to pay an amount equal to the Prospective Withholding Tax pursuant to Section 2.5(c) would in fact not be subject to withholding tax upon the distribution of such CVRs in 2023, then Parent shall instruct the Rights Agent to distribute such CVRs to such Initial Holder on or prior to December 31, 2023, and the Rights Agent will so distribute such CVRs. The occurrence of an E&P Determination will not entitle any Initial Holder that has paid an amount equal to the Prospective Withholding Tax pursuant to Section 2.5(c) to recover such amount from either Parent or the Rights Agent, and such Initial Holder’s sole recourse to recover any such amount will be to any appropriate Governmental Body. (e) It is intended that each payment provided under this Agreement with respect to an Equity Award CVR (the “Payments”) is a separate “payment” for purposes Section 1.409A-2(b)(2)(i) of the U.S. Treasury Regulations. For the avoidance of doubt, it is intended that the Payments satisfy, to the greatest extent possible, the exemption from the application of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder and any state law of similar effect (collectively “Section 409A”) provided under Treasury Regulations Section 1.409A-1(b)(4) and, to the extent not so exempt, that the Payments comply, and this Agreement be interpreted to the greatest extent possible, as consistent with Treasury Regulations Section 1.409A-3(i)(5)(iv)(A) – that is, as “transaction-based compensation.” To the extent this Agreement (and any definitions hereunder), or any payments hereunder, are not exempt, they shall be construed in a manner that complies with Section 409A, including by reason of satisfying the “transaction-based compensation” provisions thereunder, including the five-year post-Closing payment limitation therein, and shall incorporate by reference all required definitions and payment terms. Notwithstanding the foregoing, none of the Parent, Target or Board of Directors, or any of their respective representatives make any representation or warranty and will have no liability to you or any other person if any payments under any provisions of this Agreement are determined to constitute deferred compensation under Section 409A of the Code (or any similar U.S. state tax law) that are subject to certain additional federal, state or other taxes. Parent may provide each recipient of an Equity Award CVR with a notice or award agreement setting forth the terms and condition of the Holder’s entitlement to payments under such Equity Award CVR in accordance with the terms of this Agreement. Section 2.6 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or any of its Affiliates. (a) The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder. (b) The CVRs will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger or any of their respective Affiliates. (c) Each Holder acknowledges and agrees to the appointment and authority of the Representative to act as the exclusive representative, agent and attorney-in-fact of such Holder and all Holders as set forth in this Agreement. Each Holder agrees that such Holder will not challenge or contest any action, inaction, determination or decision of the Representative or the authority or power of the Representative and will not threaten, bring, commence, institute,

-14- maintain, prosecute or voluntarily aid any action, which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, including the provisions relating to the authority of the Representative to act on behalf of such Holder and all Holders as set forth in this Agreement. (d) Parent and its directors and officers will not be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement. (e) It is hereby acknowledged and agreed that the CVRs and the possibility of any payment hereunder with respect thereto are highly speculative and subject to numerous factors outside of the Parent’s control, and there is no assurance that Holders will receive any payments under this Agreement or in connection with the CVRs. The Parties acknowledge that it is possible that no Disposition will occur during the Disposition Period or any applicable Disposition Period Extension, and that there will not be any Gross Proceeds that may be the subject of a CVR Payment Amount. Section 2.7 Ability to Renounce or Abandon CVR. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted CVR Transfer may, at any time, at such Holder’s option, agree to renounce, in whole or in part, its rights under this Agreement and abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor, effected by written notice to the Rights Agent, the Representative and Parent, which renouncement and abandonment notice, if given, shall be irrevocable. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article VI and Section 6.3 hereunder.] ARTICLE III THE RIGHTS AGENT Section 3.1 Certain Duties and Responsibilities. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its bad faith, gross negligence, fraud or willful misconduct. Section 3.2 Certain Rights of Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition: (a) the Rights Agent may rely on and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties; (b) whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, gross negligence, fraud

-15- or willful misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate; (c) the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will, in the absence of bad faith, gross negligence, fraud or willful misconduct, be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; (d) the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty; (e) the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the CVR Proceeds; (f) the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same (in the absence of its bad faith, gross negligence, fraud or willful misconduct), but all such statements and recitals are and shall be deemed to have been made by Parent only; (g) the Rights Agent will have no liability (in the absence of its bad faith, gross negligence, fraud or willful misconduct) and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent), nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement; (h) Parent agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the reasonable, documented and necessary out-of-pocket costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith, fraud or willful misconduct; (i) Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof and (ii) to reimburse the Rights Agent for all Taxes and governmental charges (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)). The Rights Agent will also be entitled to reimbursement from Parent for all reasonable, documented and necessary out- of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder; and (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its

-16- duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it. Section 3.3 Resignation and Removal; Appointment of Successor. (a) Rights Agent may resign at any time by giving written notice thereof to Parent (with copy to the Representative) specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. The Representative has the right to remove Rights Agent at any time by specifying a date when such removal will take effect but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by the Representative to Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified. (b) If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent and the Representative, acting in concert, will as soon as is reasonably possible, appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent. (c) Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of Parent. Section 3.4 Transition Support. The Rights Agent will cooperate with Parent, the Representative and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent. Section 3.5 Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.3(b) hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

-17- ARTICLE IV COVENANTS Section 4.1 List of Holders. Parent will furnish or cause to be furnished to the Rights Agent (with a copy to the Representative) in such form as Parent receives from its transfer agent (or other agent performing similar services for Parent with respect to the stockholders of Parent), the names and addresses of the Holders of such securities within thirty (30) days of the Closing Date. Section 4.2 Payment of CVR Payment Amounts. Parent shall, promptly following receipt of Gross Proceeds with respect to a Disposition, deposit with the Rights Agent, for payment to the Holders in accordance with Section 2.4, the aggregate amount necessary to pay the CVR Payment Amount to each Holder. Section 4.3 CVR Services; Discretion and Decision-Making Authority. (a) During the Disposition Period and, if applicable, the Disposition Period Extension as it relates to the specified Disposition CVR Products, Parent shall endeavor to retain an employee or consultant of Parent (“Consultant”), on reasonable and mutually acceptable terms given the circumstances for the purposes of seeking, negotiating and executing Disposition Agreements (the “CVR Services”). Consultant shall be responsible for the pursuit of business development efforts and make recommendations to Parent on Dispositions to be consummated. Parent shall not, before the expiration of the Disposition Period or any applicable Disposition Period Extension, dispose of and/or commercialize or monetize in any manner the CVR Products except pursuant to a Disposition Agreement. (b) During the Disposition Period or the Disposition Period Extension, as applicable, Parent shall not unreasonably decline to entering into or consummating a Disposition Agreement which has been recommended by Consultant; provided that such Disposition Agreement will not cause Parent to be in violation of applicable law, expose Parent to significant liability or create unreasonable burdens or obligations on Parent. (c) Parent shall not, before the expiration of the Disposition Period or any applicable Disposition Period Extension, terminate or negatively impact the required maintenance of CVR Products or the Wind-Down Process, including by failing to preserve and maintain the CVR Products. (d) Parent shall comply with maintenance obligations relating to the intellectual property described in Schedule 1 required by any license or related term set forth in any Disposition Agreement, to the extent such intellectual property is contemplated by said Disposition Agreement. Section 4.4 Audit Right. Upon the prior written request by the Representative, Parent shall meet at reasonable times during normal business hours with the Representative to discuss the content of any CVR Payment Notice. Parent agrees to maintain, for at least one year after the last possible payment of CVR Proceeds, all books and records relevant to the calculation of a CVR Payment Amount and the amount of Gross Proceeds, Net Proceeds and Permitted Deductions. Subject to reasonable advance written notice from the Representative and prior

-18- execution and delivery by it and an independent accounting firm of national reputation chosen by the Representative (the “Accountant”) of a reasonable and customary confidentiality/nonuse agreement, Parent shall permit the Representative and the Accountant, acting as agent of the Representative (on behalf of the Holders), to have access during normal business hours to the books and records of Parent as may be reasonably necessary to audit the calculation of such CVR Payment Amount or the calculation of the amount of Gross Proceeds, Net Proceeds and Permitted Deductions. Section 4.5 Assignments. The Parent shall not, in whole or in part, assign any of its obligations under this Agreement other than in accordance with the terms of Section 6.3. At any time, the Representative may resign (in which case the Acting Holders shall promptly appoint a successor Representative (reasonably accept to the Parent) and may assign any of its rights or obligations under this Agreement (or this Agreement in its entirety) to any third party (reasonably acceptable to the Parent) to serve as a successor Representative, provided that such assignee executes a written joinder to this Agreement assuming the rights and duties of the Representative. The Representative will incur no liability of any kind to the Holders with respect to any action or omission by the Representative in connection with the Representative’s services in connection with this Agreement, except in the event of liability directly resulting from the Representative’s bad faith, gross negligence, fraud or willful misconduct. Section 4.6 Additional Covenants. (a) During the Disposition Period or any applicable Disposition Period Extension, Parent shall, and shall cause its Subsidiaries, licensees and rights transferees to, use Commercially Reasonable Efforts to enter into one or more Disposition Agreements as promptly as practicable following the Effective Time; provided, that Parent shall not be required to enter into a Disposition Agreement for JTX-8064, JTX-1484 or JTX-2134 unless the same reserves Parent’s and its Subsidiaries’ rights to own and operate LILRB2, LILRB4 and LILRB1 binders in multi specific formats as it relates to binders in this program. (b) As it relates to the Wind-Down Process, Parent shall continue to conduct the clinical trials in respect of the CVR Products (including the INNATE and SELECT trials) and maintain and observe clinical protocol compliance with respect to such trials, including that patients will continue to be treated with the relevant study drugs (JTX-8064 and pimivalimab for INNATE trial, and vopratelimab and pimivalimab for SELECT trial), for up to an eighteen (18) month period following the Closing Date for so long as such patients are benefiting from such clinical treatment and the generation and analysis of data related thereto (collectively, the “Clinical Protocol Compliance”), and shall provide in any Disposition Agreement that any purchaser of a CVR Product with Clinical Protocol Compliance obligations shall maintain and observe such Clinical Protocol Compliance. For the avoidance of doubt, the Clinical Protocol Compliance will not cover any new clinical trials, or new patients. (c) During the Disposition Period or any applicable Disposition Period Extension, Parent shall, and shall cause its Subsidiaries, licensees and rights transferees to, manage the inventory of drug substance and drug product, including the maintenance of ongoing stability studies and the extension of shelf life accordingly, of JTX-8064, vopratelimab,

-19- pimivalimab and JTX-1484, and in the case of JTX-1484, manufacture the drug substance in accordance with Parent’s plans as of the Effective Date (collectively the “CMC Activities”). (d) In the event that Parent desires to consummate a Change of Control prior to the Expiration Date, Parent or its successor, as applicable depending upon the structure of the Change of Control, will cause the Person acquiring Parent to assume Parent’s or its successor’s (as applicable depending upon the structure of the Change of Control) obligations, duties and covenants under this Agreement. No later than five (5) Business Days after to the consummation of any Change of Control, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Change of Control complies with this Section 4.6(d) and that all conditions precedent herein relating to such transaction have been complied with. (e) Until such time as the Expiration Date occurs, (i) Parent shall, and shall cause its Subsidiaries to, maintain records in the ordinary course of business pursuant to record- keeping procedures normally used by Parent and its Subsidiaries regarding its activities (including its resources and efforts) with respect to entering into Disposition Agreements and (ii) to the extent Parent licenses, sells, assigns or otherwise transfers intellectual property and other rights (including, without limitation, all data, marketing authorizations and applications for marketing authorization), assets, rights, powers, privileges and Contracts, in each case, (A) held, owned or entered into by Parent or its Subsidiaries immediately after the effective time of a relevant Disposition, and (B) necessary for the production, development or sale of a CVR Product, Parent will require the licensee, purchaser, assignee, or transferee, as applicable to provide the information necessary for Parent to comply with its obligations under this Agreement. (f) Upon the reasonable written request from the Representative, and subject to the Representative executing a customary confidentiality agreement in the event the information provided would constitute material non-public information of Parent, Parent will provide (i) during the Disposition Period or the Disposition Period Extension, as applicable, the Representative with a written update in reasonable detail describing the progress, status and anticipated trajectory of efforts in respect of Dispositions and (ii) the anticipated timing of receiving payments in respect of such Dispositions, in each case up to one time in a fiscal quarter of each calendar year. ARTICLE V AMENDMENTS Section 5.1 Amendments without Consent of Holders. (a) Without the consent of any Holders or the Rights Agent, the Representative and Parent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes: (i) to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.3; (ii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent, the Representative and the Rights Agent will

-20- consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders; (iii) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders; (iv) as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities laws outside of the United States; provided that, in each case, such provisions do not adversely affect the interests of the Holders; (v) to evidence the succession of another Person as a successor Rights Agent or the Representative and the assumption by any such successor of the covenants and obligations of the Rights Agent or the Representative, as applicable, herein in accordance with Section 3.3 and Section 3.4; or (vi) any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders. (b) Without the consent of any Holders, Parent, the Rights Agent, in its sole and absolute discretion, at any time and from time to time, may enter into one or more amendments hereto, to reduce the number of CVRs, in the event any Holder agrees to renounce and abandon such Holder’s rights under this Agreement in accordance with Section 2.7. (c) Promptly after the execution by Parent, the Representative and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment. Section 5.2 Amendments with Consent of Holders. (a) Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent, the Representative and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders. (b) Promptly after the execution by Parent, the Representative and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

-21- Section 5.3 Execution of Amendments. In executing any amendment permitted by this ARTICLE V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise. Section 5.4 Effect of Amendments. Upon the execution of any amendment under this ARTICLE V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby. ARTICLE VI OTHER PROVISIONS OF GENERAL APPLICATION Section 6.1 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in Person, or by overnight courier, or three (3) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows: If to the Rights Agent, to it at: [●] With a copy (which shall not constitute notice) to: [●] Attention: [●] Telephone: [●] Email: [●] If to a Holder or any or all Holders or the Representative, to it at: [●] If to Parent, to it at: Jounce Therapeutics, Inc. 780 Memorial Drive Cambridge, MA 02139 Attention: Chief Financial Officer With a copy (which shall not constitute notice) to: Jounce Therapeutics, Inc. 780 Memorial Drive Cambridge, MA 02139 Attention: General Counsel

-22- and Ropes & Gray LLP 800 Boylston Street Prudential Tower Boston, MA 02199-3600 Attention: [***] Email: [***] and Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ, UK Attention: [***] Email: [***] Any party may specify a different address by giving notice in accordance with this Section 6.1. Section 6.2 Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders. Section 6.3 Successors and Assigns. Parent may assign any or all of its rights, interests and obligations hereunder in its sole discretion and without the consent of any other party, (a) to any controlled Affiliate of Parent, but only for so long as it remains a controlled Affiliate of Parent, (b) in compliance with Section 4.6(d); (c) otherwise with the prior written consent of the Acting Holders, any other Person (any permitted assignee under clause (a), (b), or (c), an “Assignee”), in each case provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to the prior sentence. In connection with any assignment to an Assignee described in clause (a) above in this Section 6.3 and clause (b) above in this Section 6.3, Parent (and the other assignor) shall agree to remain liable for the performance by each Assignee (and such other assignor, if applicable) of all obligations of Parent hereunder with such Assignee substituted for Parent under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of Parent’s successors and each Assignee, as applicable. Subject to compliance with the requirements set forth in this Section 6.3 relating to assignments, this Agreement shall not restrict Parent’s, any Assignee’s or any of their respective successors’ ability to merge or consolidate with, or sell, issue or dispose of its stock or other equity interests or assets to, any other Person. Each of Parent’s successors and Assignees, as applicable, shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent (with copy to the

-23- Representative), the due and punctual payment of the CVR Proceeds and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent, as applicable. The Rights Agent may not assign this Agreement without the Representative’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect. Section 6.4 Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, the Representative, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted CVR Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted CVR Transfers are limited to those expressly provided in this Agreement. Except for the rights of the Rights Agent and the Representative set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights. Reasonable expenditures incurred by such Holders in connection with any enforcement action hereunder may be deducted from any damages or settlement obtained prior to the distribution of any remainder to Holders generally. Holders acting pursuant to this provision on behalf of all Holders shall have no liability to the other Holders for such actions. Section 6.5 Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement, the CVRs and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. (b) Each of the parties hereto (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.1. Each of the parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. (c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING

-24- ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS Section 6.5(c). Section 6.6 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision. Section 6.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts (including by an electronic scan delivered by electronic mail), each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that the parties need not sign the same counterpart. Section 6.8 Termination. This Agreement will be terminated and of no force or effect, the parties hereto will have no liability hereunder (other than with respect to monies due and owing by Parent to the Rights Agent and/or the Representative), and no payments will be required to be made, upon the earliest to occur of (a) the mailing by the Rights Agent to the address of each Holder as reflected in the CVR Register of all CVR Payment Amounts (if any) required to be paid under the terms of this Agreement, and (b) the delivery of a written notice of termination duly executed by Parent and the Acting Holders. Section 6.9 Entire Agreement. This Agreement, the Cooperation Agreement and the Scheme (including the schedules, annexes and exhibits thereto and the documents and instruments referred to therein) contain the entire understanding of the parties hereto and thereto with reference to the transactions and matters contemplated hereby and thereby and supersede all prior agreements, written or oral, among the parties with respect hereto and thereto. Section 6.10 Legal Holiday. In the event that the CVR Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the CVR Payment Date. [Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written. JOUNCE THERAPEUTICS, INC. By: Name: Title:

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written. [RIGHTS AGENT] By: Name: Title:

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written. [REPRESENTATIVE, solely in its capacity as Representative] By: Name: Title: [●] By: Name: Title:

Schedule 1 [***]

Appendix 3 The Directors’ resignation letters

133192929_3 [Date], 2023 Jounce Therapeutics, Inc. 780 Memorial Drive Cambridge, MA, 02139 Attention: Secretary Re: Director Letter of Resignation To Whom It May Concern: I, the undersigned, hereby irrevocably and voluntarily resign from any and all governing boards (including boards of directors, boards of managers and similar bodies), committees of governing boards on which I sit and any officer position I hold at Jounce Therapeutics, Inc. and/or any of its subsidiaries, as applicable (collectively, “Jounce”) and any other positions I hold with Jounce with effect from completion of the Business Combination (as such term is defined in press release in detailing the terms and conditions of the Business Combination to be made pursuant to Rule 2.7 of the City Code on Takeovers and Mergers, dated as of February 23, 2023), and without any need of acceptance or further action on the part of any other person; provided, that this letter of resignation shall not be effective and shall immediately terminate if the Business Combination is terminated in accordance with the terms set forth in the Co-Operation Agreement between Jounce and Redx Pharma, plc dated as of February 23, 2023. There were no disagreements between me and Jounce relative to this resignation. This letter of resignation may be executed and transmitted by .pdf, DocuSign or other form of electronic transmission, and any signature by .pdf, DocuSign or any other form of electronic transmission shall be considered an original for all purposes and shall be fully enforceable. Sincerely, [Name]